POWER OF ATTORNEY

	WHEREAS, RadioShack Corporation, a Delaware corporation (the Company), wishes to facilitate compliance by directors and reporting officers of the Company with the provisions of Section 16 of the Securities Exchange Act of 1934; and

	WHEREAS, the Company may from time to time file with the Securities and Exchange Commission (SEC) a Form
3, 4 or 5 on behalf of the undersigned;

	NOW, THEREFORE, the undersigned hereby designates, constitutes and appoints Robert C. Donohoo, Jeffrey J. Walker and Nita E. O'Neal of the Company, and each of them separately, as the undersigned's attorney, with full power to act for and on behalf of the undersigned in connection with, and to sign the name of the undersigned to any and all Forms 3, 4 and 5 that the Company may hereafter file with the SEC on behalf of the undersigned under the provisions of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in this capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This power of attorney hereby revokes all power of attorney forms executed prior to the date hereof and related to the subject matter hereof, and this power of attorney shall remain in full force and effect until the under-signed is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the under-signed in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 19th day of September, 2011.



				/s/ Gene M. Dinkens
				Signature


				Gene M. Dinkens
				Print Name
regoing attorneys-
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